                     AMENDMENT NO. 7 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  Advisor Class

         THIS AMENDMENT NO. 7 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES
PLAN is made as of the 19th day of November, 1999, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Shareholder Services Plan.

                                    RECITALS

         WHEREAS, the Issuers are parties to a certain Master Distribution and
Shareholder Services Plan dated September 3, 1996, amended June 13, 1997,
September 30, 1997, June 30, 1998, November 13, 1998, February 16, 1999 and July
30, 1999 (the "Plan"); and

         WHEREAS, American Century Mutual Funds, Inc., has added two series,
Veedot Fund and Veedot Large-Cap Fund (the "Funds"), for which the Funds' board has established an Advisor Class of shares; and

         WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the Funds.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

         1. American Century Mutual Funds, Inc. hereby adopts the Plan on behalf of the Funds, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

         2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

         3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by
Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment
No. 5, Amendment No. 6 and this Amendment No. 7.

         4. In the event of a conflict between the terms of this Amendment No.7 and the Plan, it is the intention of the parties that the terms of this
Amendment No. 7 shall control and the Plan shall be interpreted on that basis.
To the extent the provisions of the Plan have not been amended by this Amendment
No. 7, the parties hereby confirm and ratify the Plan.

         5. This Amendment No. 7 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 7 as of the date first above written.

                                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                                    AMERICAN CENTURY STRATEGIC ASSET
                                        ALLOCATIONS, INC.
                                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                    BY: /s/David C. Tucker
                                           David C. Tucker
                                           Vice President of each of the Issuers

                                   SCHEDULE A

                      Series Offering Advisor Class Shares

Fund                                                          Date Plan Adopted
----                                                          -----------------
AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
0     Equity Income Fund                                      September 3, 1996
0     Value Fund                                              September 3, 1996
0     Real Estate Fund                                        June 13, 1997
0     Small Cap Value Fund                                    June 30, 1998
0     Large Cap Value Fund                                    July 30, 1999

AMERICAN CENTURY MUTUAL FUNDS, INC.
0     Balanced Fund                                           September 3, 1996
0     Growth Fund                                             September 3, 1996
0     Heritage Fund                                           September 3, 1996
0     Intermediate-Term Bond Fund                             September 3, 1996
0     Limited-Term Bond Fund                                  September 3, 1996
0     Bond Fund                                               September 3, 1996
0     Select Fund                                             September 3, 1996
0     Ultra Fund                                              September 3, 1996
0     Vista Fund                                              September 3, 1996
0     High-Yield Fund                                         September 20, 1997
0     Tax-Managed Value Fund                                  February 26, 1999
0     Veedot Fund                                             November 19, 1999
0     Veedot Large-Cap Fund                                   November 19, 1999

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
0     Strategic Allocation: Aggressive Fund                   September 3, 1996
0     Strategic Allocation: Conservative Fund                 September 3, 1996
0     Strategic Allocation: Moderate Fund                     September 3, 1996

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
0     International Growth Fund                               September 3, 1996
0     International Discovery Fund                            September 3, 1996
0     Emerging Markets Fund                                   September 3, 1996
0     Global Growth Fund                                      December 1, 1998